UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549
___________________

FORM 8-K/A

AMENDMENT NO. 1
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 20, 2010

TEREX CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 20, 2010, Terex Corporation (“Terex” or the “Company”) furnished a Current Report on Form 8-K in connection with its press release in which Terex provided certain third quarter 2010 financial results (the “Original Press Release”).  Terex is furnishing this Amended Current Report on Form 8-K/A to revise the Company’s financial statements and related disclosures contained in the Original Press Release due to certain subsequently identified items, primarily the impact of a change in the statutory rate in the United Kingdom on deferred tax assets and liabilities.  A revised press release containing the updated information is attached as Exhibit 99.1 to this Form 8-K/A.  The adjustments arising from these items are set forth in further detail in the Table of Adjustments attached as Exhibit 99.2 to this Form 8-K/A.

Item 7.01.  Regulation FD Disclosure.

Terex has also updated the slide presentation that accompanied its October 21, 2010 conference call.  To access the updated slide presentation, go to the Investor Relations section of the Company’s website at www.terex.com.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1	Revised press release of Terex Corporation posted on November 1, 2010 on the Terex website at www.terex.com under Investor Relations.
99.2	Table of Adjustments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 1, 2010

TEREX CORPORATION

By: /s/ Phillip C. Widman
Phillip C. Widman Senior Vice President and Chief Financial Officer